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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
July 25, 2006

MAVERICK MINERALS CORPORATION
(Exact name of registrant as specified in its charter)

NEVADA	000-25515	88-0410480
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer ID)

2501 Lansdowne Avenue
Saskatoon, Saskatchewan, Canada S7J 1H3
(Address of principal executive offices and Zip Code)

(306) 343-5799
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 4.01     CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANTS.

On July 21, 2006, Moen and Company LLP informed Maverick Minerals Corporation (the "Company") that Moen and Company LLP resigned as the Company's independent registered public accounting firm effective as of that date.

Moen and Company LLP's report on the financial statements for the past two years did not contain an adverse opinion or disclaimer of opinion and was not modified as to uncertainty, audit scope, or accounting principles. In connection with its audits for each of the two most recent fiscal years, there were no disagreements with Moen and Company LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

On July 25, 2006, the Company delivered a copy of this report to Moen and Company LLP. The Company has requested a letter addressed to the SEC stating whether or not it agrees with the foregoing, but as of the date of this report has not received a written response from Moen and Company LLP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

Dated this 25th day of July, 2006.

MAVERICK MINERALS CORPORATION
(formerly known as Pacific Cart Services Ltd.)
(Registrant)

BY:	ROBERT KINLOCH
Robert Kinloch, President, Principal Executive Officer, Secretary/Treasurer, Principal Financial Officer and member of the Board of Directors